Exhibit 99.1

SanSal Wellness Appoints Seasoned Management Executive Dave Smith as Chief Operating Officer

Fort Lauderdale, Florida – October 22, 2018 - SanSal Wellness Holdings, Inc. (“SanSal Wellness” or the “Company”) (OTCQB: SSWH), a vertically-integrated agribusiness focused on producing full spectrum natural phytocannabinoid-rich industrial hemp extracts, is pleased to announce the appointment of Dave Smith to the newly created position of Chief Operating Officer.

“We are very pleased to welcome Dave Smith to SanSal’s growing team as our new Chief Operating Officer,” commented Alexander M. Salgado, CEO and co-founder of SanSal Wellness. “His extensive knowledge, experience, and success working with both Fortune 500 companies and start-ups will give our company additional expertise and guidance in the commercial packaged goods category as we continue executing our growth strategy. I look forward to working closely with him to strengthen SanSal Wellness’ position as a proven leader in the rapid growing market for cannabinoid-rich industrial hemp derived products.”

Over an almost 40-year career, Mr. Smith has held various executive management positions in marketing, sales, operations, and business development. Prior to joining SanSal Wellness, for the past 7 years from 2011-2018, he was President of Inter-Continental Cigar Corporation, distributor of Al Capone Cigarillos, the #1 premium cigarillo in the U.S.

From 2008-2011, Dave was President of JDS Consumer Solutions a Florida-based consumer & customer sales and marketing solutions provider. From 2006-2008, he was COO of Pantheon Chemical, an Arizona green chemical company. From 2002-2006, he was Sr. VP and then COO of FB Foods Inc., a Florida manufacturer of refrigerated meals for kids.

From 1989 to 2001, Mr. Smith was a director of fruit beverage giant Tropicana Products. During that time, he held various senior positions with Tropicana including Director Business Development-Asia Pacific from 1998-2001 (Hong Kong), Commercial Director from 1994-1996 (Taiwan), Director Channel Development-Grocery in 1993 (Florida), Director-National Accounts in 1992 (Florida), Southern Division Manager in 1991 (Florida), Region Manager from 1989 - 1990 (Alabama).

Smith also held key positions with other Fortune 500 companies, including Director-Sales & Marketing of The Seagram Company Ltd. from 1996-1998 and various management positions with The Gillette Company Safety Razor Division for over 8 years from 1981-1989. He is a veteran of the US Navy (Seabees) and graduate of the University of Alabama at Birmingham

Dave Smith, newly appointed Chief Operating Officer of SanSal Wellness commented, “SanSal has already laid a strong foundation for success, with stable industrial hemp production from its farm and processing facility in Colorado, and also powerful branding and marketing strategies to reach consumers across the country. I am thrilled to have the opportunity to utilize my expertise to help SanSal expand and refine its operations, so that the business can perform at its peak and grow as quickly as possible.”

About SanSal Wellness Holdings, Inc.

SanSal Wellness Holdings, Inc. (OTCQB: SSWH) is focused on producing superior quality, whole-plant, broad spectrum phytocannabinoid-rich hemp oils and extracts. SanSal Wellness currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information, visit www.sansalwellness.com.

SanSal Wellness Holdings, Inc. - IR/Media Contact

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Cautionary Language Concerning Forward-Looking Statements

This SanSal Wellness Holdings, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.